UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): March 21, 2008


                          INTERPLAY ENTERTAINMENT CORP.
             (Exact name of registrant as specified in its charter)


           DELAWARE                   0-24363                    33-0102707
(State or other jurisdiction        (Commission               (I.R.S. Employer
      of incorporation)             file number)             Identification No.)


              100 N. CRESCENT DRIVE BEVERLY HILLS, CALIFORNIA 90210
                    (Address of principal executive offices)


      (Registrant's telephone number, including area code): (310) 432-1958


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)


[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-2)


[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))


[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))


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ITEM 5.01  CHANGES IN CONTROL OF REGISTRANT.

On March 21, 2008 the Chief Executive Officer and Interim Chief Financial Officer, Herve Caen, received a letter providing written notice of there having been a change in control of the registrant. According to such letter, Financial Planning and Development S.A., a Luxembourg company ("FPD"), acquired the holding of approximately 58 million shares of common stock of the registrant, representing approximately 56% of the outstanding shares of capital stock of the registrant, previously held by Titus Interactive S.A. (in bankruptcy) ("Titus") on April 30, 2007 in a private sale by the bankruptcy trustee of Titus. The amount of the consideration paid for such holding by FPD is not known to the registrant. The source of the funds used for the acquisition is not known to the registrant. There were and are no arrangements or understandings with respect to election of directors or other matters of the registrant, known to the registrant. There are no arrangements, known to the registrant, including any pledge by any person of securities of the registrant or any parent, the operation of which may at a subsequent date result in a change in control of the registrant.


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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        INTERPLAY ENTERTAINMENT CORPORORATION
                                        (Registrant)


DATE: March 27,2008                     BY   /S/ HERVE CAEN
                                             -----------------------------------
                                             Herve Caen
                                             Chief Executive Officer and Interim
                                             Chief Financial Officer


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